                                  AMERICAN HONDA FINANCE CORPORATION

                                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  November 1,  through November 30, 1998

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                $1,080,049,608.67
(B) Class A Certificate Ownership Interest of the Trust                                 93.75%
(C) Original Class A Certificate Balance                                    $1,012,546,508.13
(D) Class A Certificate Rate                                                             5.85%
(E) Original Class B Certificate Balance                                       $67,503,100.54
(F) Class B Certificate Rate                                                             5.85%
(G) Servicing Fee Rate                                                                   1.00%
(H) Original Weighted Average Coupon (WAC)                                               7.59%
(I) Original Weighted Average Remaining Term (WAM)                                      42.14 months
(J) Number of Contracts                                                                90,365
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                       0.15%
    (ii)   Reserve Fund Initial Deposit                                         $1,620,074.41
    (iii)  Specified Reserve Fund Balance Percent                                        0.75%
    (iv)   Specified Reserve Fund Balance                                       $8,100,372.07
    (v)    Reserve Fund Floor Percent                                                    1.50%
    (vi)   Reserve Fund Floor Amount                                           $16,200,744.13
    (vii)  Reserve Fund Floor Trigger Amount                                  $324,014,882.40
(L)  Original Yield Supplement Deposit                                         $11,931,514.53
(M)  Original Letter of Credit Amount                                          $84,000,000.00



B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                                518,664,823.72
(B) Total Portfolio Pool Factor                                                     0.4802231
(C) Class A Certificate Balance                                                486,248,272.24
(D) Class A Principal Factor                                                        0.4802231
(E) Class B Certificate Balance                                                $32,416,551.48
(F) Reserve Fund Balance                                                         8,100,372.07
(G) Outstanding Interest Advance                                                 1,174,826.03
(H) Payahead Account Balance                                                     1,871,705.39
(I) Cumulative Net Losses for All Prior Periods                                  5,867,837.59
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                 7.76%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                        28.82 months
(L) Number of Contracts                                                                68,369
(M) Yield Supplement Balance                                                     2,985,252.99


C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                        5,345,732.49
    (ii)  Prepayments in Full                                                    1,846,533.15
    (iii) Prepayments in Full Due to Repurchases                                        $0.00
(B) Precomputed Contracts Total Collections                                     $8,087,213.72
(C) Simple Interest Contracts
    (i)   Collected Principal                                                   20,794,078.42
    (ii)  Collected Interest                                                     2,367,721.93
    (iii) Repurchased Receivables Principal                                              0.00
    (iv)  Repurchased Receivables Interest                                               0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                        340,652.59
    (ii) Current Advance Amount                                                    385,795.89

(E) Interest Advance for Simple Interest - Net (If positive, Additiona                   0.00

(F) Payahead Account
    (i)  Payments Applied                                                          355,977.38
    (ii) Additional Payaheads                                                      291,590.91
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                                 7.78%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                    28.07 months
(I) Remaining Number of Contracts                                                      66,978

(J) Delinquent Contracts                             Contracts                          Amount

    (i)   31-60 Days Delinquent                           694    1.04%             $6,744,324  1.38%
    (ii)  61-90 Days Delinquent                           104    0.16%                998,890  0.20%
    (iii) Over 90 Days Delinquent                          48    0.07%                519,207  0.11%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                             0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                35,583.85
(C) Investment Income on Yield Supplement Balance                                   14,745.32
(D) Aggregate Net Losses for Collection Period                                     439,586.96
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                         860,773.60
    (ii)  Net Liquidation Proceeds Received During the Collection Peri             326,560.57
    (iii) Recoveries on Previously Liquidated Contracts                             94,626.07
(F) Number of Vehicles Repossessed During the Collection Period                            41


                                  AMERICAN HONDA FINANCE CORPORATION

                                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  November 1,  through November 30, 1998
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii + C(         $27,986,344.06
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(i) +            3,307,813.31
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                       421,186.64
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                               0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                           0.00

(F) Total Collections (A+B+C+D+E)                                               31,715,344.01
(G) Net Simple Interest Advance Amount  (C(E))                                           0.00

(H) Total Collections and Advances (F+G)                                        31,715,344.01

(I) Yield Supplement Deposit                                                       306,344.51

(J) Total Available Amount (F+G+H)                                              32,021,688.52


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))                  27,986,344.06
(B) Principal on Repurchased Contracts (I(D))                                            0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                      860,773.60

(D) Total Principal Reduction (A+B+C)                                           28,847,117.66

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                           2,370,460.33
    (ii)  Monthly Principal to Class A (B(C)-(III(i)*A(B))                      27,044,172.81

    (iii) Total Distributable Amount (i+ii)                                     29,414,633.14

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)*B(E))                             158,030.69
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                             1,802,944.85

    (iii) Total Distributable Amount (i+ii)                                      1,960,975.54

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                                432,220.69
    (ii)  Class A Amount (II(E)iii)                                             29,414,633.14
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                             0.00
    (iv) Class B Amount (II(F)iii)                                               1,960,975.54
    (v) Residual Release to Seller                                                 213,859.15

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                             32,021,688.52

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                         0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II(          32,021,688.52


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                             Beginning                          End
                                             of Period                       of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                   518,664,823.72                  489,817,706.06
    (ii)  Total Pool Factor                         0.4802231                       0.4535141
    (iii) Class A Certificate Balance          486,248,272.24                  459,204,099.43
    (iv)  Class A Principal Factor                  0.4802231                       0.4535141
    (v)   Class B Certificate Balance           32,416,551.48                   30,613,606.63

(B) Portfolio Information
    (i)   Weighted Average Coupon (WA                    7.76%                           7.78%
    (ii)  Weighted Average Remaining                     28.82 months                    28.07 months
    (iii) Remaining Number of Contrac                   68,369                                66,978


(C) Outstanding Advance Amount                  $1,174,826.03                   $1,219,969.33

(D) Outstanding Payahead Balance                $1,871,705.39                   $1,807,318.92





IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                       $8,100,372.07

(B) Draw for Class A Distributa(If Positive ((II(E)iii+(G)i)-I(H)))                      0.00

(C) Draw for Class B Distributable Amount and Servicing Fee                              0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                              $213,859.15
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                         $8,314,231.22

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                    $8,100,372.07

(G) Reserve Fund Release to Seller                                                 213,859.15
        (If Positive (E-F))
(H) Ending Reserve Fund Balance (E-G)                                           $8,100,372.07


V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                                  $2,985,252.99
(B) Investment Earnings                                                            $14,745.32
(C) Additional Yield Supplement Amounts                                                 $0.00
(D) Yield Supplement Deposit Amount                                               $306,344.51
(E) Ending Yield Supplement Account Balance                                     $2,693,653.80
(F) Release Amount Due Seller                                                       49,111.40
(G) Ending Yield Supplement Account Balance to be Invested                       2,644,542.40


V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                      439,586.96
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)                860,773.60
    (ii)  Net Liquidation Proceeds Received During the Collection Peri             326,560.57
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)                   94,626.07
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                            6,307,424.55

(D) Delinquent and Repossessed Contracts
                                                     Contracts                          Amount

    (i)   31-60 Days Delinquent                           694    1.04%           6,744,324.00       #
    (ii)  61-90 Days Delinquent                           104    0.16%             998,890.00       #
    (iii) Over 90 Days Delinquent                          48    0.07%             519,207.00       #

    (iv)  Vehicles Repossessed During                      41    0.06%             495,347.85       #
    (v)  Total Accumulated Repossesse                      87    0.13%           1,015,818.13

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                            1.05%
    (ii)  Preceeding Collection Period                                                   0.78%
    (iii) Current Collection Period                                                      1.05%
    (iv)  Three Month Average (Avg(i,ii,iii))                                            0.96%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                            0.34%
    (ii)  Preceeding Collection Period                                                   0.36%
    (iii) Current Collection Period                                                      0.36%
    (iv)  Three Month Average (Avg(i,ii,iii))                                            0.35%

(C) Loss and Delinquency Trigger Indicator                            Trigger Was Not Hit










I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/s/ John Weisickle
John Weisickle, Vice President / Finance
